UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report: January 25, 2008
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10990 Wilshire Boulevard, Los Angeles, California 90024
(Address of principal executive offices)           (Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On January 25, 2008, KB Home (the “Company”) entered into the fourth amendment (the “Fourth Amendment”) to the Revolving Loan Agreement dated as of November 22, 2005 among the Company, the banks party thereto, and Bank of America, N.A., as Administrative Agent, as amended (the “Revolving Loan Agreement”). The Fourth Amendment amends the minimum consolidated tangible net worth the Company is required to maintain under the Revolving Loan Agreement and reduces the aggregate commitment under the Revolving Loan Agreement from $1.5 billion to $1.3 billion. Consenting lenders party to the Fourth Amendment received a fee in connection therewith.
     U.S. Bank National Association, a lender under the Revolving Loan Agreement, is the trustee with respect to KB Home’s outstanding Senior Subordinated Notes and Senior Notes.
     The above description is a summary and is qualified in its entirety by the terms of the Fourth Amendment, which is filed as Exhibit 10.39 to this Current Report.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
10.39	Fourth Amendment Agreement, dated January 25, 2008, to Revolving Loan Agreement, dated as of November 22, 2005, between the Company, as Borrower, the banks party thereto, and Bank of America, N.A., as Administrative Agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 28, 2008

KB Home
By:	/s/ Domenico Cecere
Domenico Cecere
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.39	Fourth Amendment Agreement, dated January 25, 2008, to Revolving Loan Agreement, dated as of November 22, 2005, between the Company, as Borrower, the banks party thereto, and Bank of America, N.A., as Administrative Agent.